U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BOSCO FLOORING, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

NEVADA                        5023-13                  98-0534794
-------------          ----------------------        ----------------
(State or other        Standard Industrial           IRS Employer
jurisdiction of        Classification                Identification
incorporation or                                     Number
organization)

                         Alexander Dannikov, President
                            26 Utkina Street, apt 10
                             Irkutsk, Russia 664007
                           Telephone: 7-3952-681-878
                         ------------------------------
               (Name and address of principal executive offices)

                          Nevada's Best Incorporators
                          Attention: Robert C. Harris
                                 564 Wedge Ln.
                             Fernley, Nevada, 89408
                            Telephone: 775-575-5556
                            Facsimile:  775-575-1261
           ----------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of commencement of
Proposed sale to the public:                 as soon as practicable after
                                             the effective date of this
                                             Registration Statement.


If any of the securities being registered on this Form are   to be offered on a
delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,check the following. |__|

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                 PROPOSED       PROPOSED
CLASS OF                      MAXIMUM        MAXIMUM
SECURITIES                    OFFERING       AGGREGATE      AMOUNT OF
TO BE          AMOUNT TO BE   PRICE PER      OFFERING       REGISTRATION
REGISTERED     REGISTERED     SHARE (1)      PRICE (2)      FEE (2)
-----------------------------------------------------------------------
common stock   2,240,000.00   $0.01          $22,400        $2.40
-----------------------------------------------------------------------

(1)     Based on the last sales price on March 28, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

        SUBJECT TO COMPLETION, DATED July 12, 2007

                                   PROSPECTUS
                              BOSCO FLOORING INC.
                        2,240,000 SHARES OF COMMON STOCK
                               -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common  stock is presently not traded on any market or securities exchange.
                               -----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. see section entitled "risk factors" on pages 7-10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The Date Of This Prospectus Is: July 12, 2007

                       TABLE OF CONTENTS                   PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  If we do not obtain additional financing, our business
     may fail  ................................................  7
  -  Because we have not yet commenced business operations, we face a high risk of business failure .....................  7
  - Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders................................................8
  -  If we are unable to retain key personnel, then we may not be able to implement our business plan .....................8
  - Because our director and officer owns 57.25% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders............................................... 8
  -  Our sales and profitability depend significantly on new residential construction and home improvement activity .... 8
  -  The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could have a materially adverse impact on our financial result .....................................................8
  - The building materials distribution industry is extremely fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve ..................................9
  -  All of our product purchases will be made from one
     supplier. If this supplier decreased or terminated its relationship with us our business would likely fail if we are unable to find a substitute for that company ...........9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ............9
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock .............................10
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 13
LEGAL PROCEEDINGS ............................................. 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.. 15 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 16
DESCRIPTION OF SECURITIES ..................................... 17
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 18
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 18
DESCRIPTION OF BUSINESS ....................................... 19
PLAN OF OPERATION  ............................................ 21
DESCRIPTION OF PROPERTY ....................................... 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 25
EXECUTIVE COMPENSATION ........................................ 26
FINANCIAL STATEMENTS .......................................... 28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 41

                                    SUMMARY


PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing laminate flooring in both the mass wholesale and retail market throughout North America. To date, we have not had any business operations other than our execution of a marketing and sales distribution agreement with our supplier, Bossco-Laminate Co., Ltd., a private Russian company. We cannot state with certainty whether we will achieve profitability.

We were incorporated on December 13, 2006 under the laws of the state of Nevada. Our principal offices are located at Utkina Street 26-10, Irkutsk, Russia 664007. Our telephone is 7-3952-681-878

THE OFFERING:

SECURITIES BEING OFFERED     Up to 2,240,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             2,240,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144. We may also terminate the offering for no given reason whatsoever.

SECURITIES ISSUED            5,240,000 shares of our common stock are issued
AND TO BE ISSUED             And outstanding as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet                      March 31, 2007
                                      (Audited)

Cash                                  $25,502
Total Assets                          $25,502
Liabilities                           $   492
Total Stockholders' Equity            $25,010
Statement of Loss and Deficit

                             From incorporation on
                      December 13, 2006 to March 31, 2007

                                   (Audited)

Revenue                               $0
Net Loss                              $390

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of laminate flooring. We have not generated any revenue from operations to date.

While at March 31, 2007, we had cash on hand of $25,502, we had accumulated a deficit of $390 in administrative expenses. We expect that we will only be able to continue operations for nine months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 13, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $390 from our incorporation on December 13, 2006 to March 31, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Bossco-Laminate Co., Ltd., a private Russian company that manufactures laminate flooring products, and initial marketing of laminate floor products. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Alexander Dannikov, for the future success of our business due to his experience in the building materials sector. The loss of the services of Mr. Dannikov could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Dannikov and we do not have a contract for his services.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 57.25% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Dannikov, our director and officer, owns approximately 57.25% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Dannikov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR   SALES   AND   PROFITABILITY   DEPEND  SIGNIFICANTLY  ON  NEW  RESIDENTIAL
CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SUPPLY COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes and for home improvements occur periodically and vary in severity. We believe that we would be impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. The extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

THE  BUILDING  PRODUCTS  DISTRIBUTION  INDUSTRY IS  EXTREMELY  FRAGMENTED   AND
COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The building products distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

ALL OF OUR PRODUCT   PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER
DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in Russia, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase substantially all of our products from Bossco-Laminate Co. Ltd, a private Russian company. Our agreement with this company does not prevent it from supplying its laminate flooring products to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and a market may not develop.

We plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of our registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for share-holders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,240,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement at $0.01 per share of common stock that was exempt from registration under Regulation S of the Securities Act of 1933. The shares were all acquired by the selling shareholders from us in an offering that was completed on March 27, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  The number of shares owned by each prior to this offering;
  2.  The total number of shares that are to be offered for each;
  3. The total number of shares that will be owned by each upon completion of the offering; and
  4.  The percentage owned by each upon completion of the offering.

                                 Total Number
                                 Of Shares To     Total Shares  Percent
                                 Be Offered For   Owned Upon    Owned Upon
                   Shares Owned  Selling          Completion    Completion
Name of Selling    Prior To This Shareholder      Of This       Of This
Stockholder        Offering      Account          Offering      Offering
-------------------------------------------------------------------------------

Vitaliy Vasyuk     80,000        80,000           Nil           Nil
Baikalskaya St, 204-55
Irkutsk, Russia 664075

Pavel Petrzhikovskiy 80,000      80,000           Nil           Nil
Sovetskaya St, 74-36
Irkutsk, Russia 664047

Yelena Lyakutina   80,000        80,000           Nil           Nil
Baikalskaya St, 242A-121
Irkutsk, Russia 664075

Yevgeniy Kubyshev  80,000        80,000           Nil           Nil
K-Libkhnehta St, 249-7
Irkutsk, Russia 664031

Vladislav Prikhodko 80,000       80,000           Nil           Nil
Lysina St, 20A-50
Irkutsk, Russia 664009

Andrey Kryukov     80,000        80,000           Nil           Nil
Baikalskaya St, 310A-91
Irkutsk, Russia 664050

Natalia Kryukova   80,000        80,000           Nil           Nil
Baikalskaya St, 310A-91
Irkutsk, Russia 664050

Nikolay Padalets   80,000        80,000           Nil           Nil
Baikalskaya St, 266-15
Irkutsk, Russia 664050

                                 Total Number
                                 Of Shares To     Total Shares  Percent
                                 Be Offered For   Owned Upon    Owned Upon
                   Shares Owned  Selling          Completion    Completion
Name of Selling    Prior To This Shareholder      Of This       Of This
Stockholder        Offering      Account          Offering      Offering
-------------------------------------------------------------------------------

Elizaveta Padalets 80,000        80,000           Nil           Nil
Baikalskaya St, 268-36

Irkutsk, Russia 664050

Oleg Lyakutin      80,000        80,000           Nil           Nil
Baikalskaya St, 242A-121
Irkutsk, Russia 664075

Dmitry Perfilyev   80,000        80,000           Nil           Nil
Donskaya St, 12A-43
Irkutsk, Russia 664000

Alexey Didenko     80,000        80,000           Nil           Nil
Baikalskaya St, 312-48
Irkutsk, Russia 664050

Irina Vysochina    80,000        80,000           Nil           Nil
Norilskaya St, 9-30
Irkutsk, Russia 664013

Vladimir Vysochin  80,000        80,000           Nil           Nil
Norilskaya St, 9-30
Irkutsk, Russia 664013

Pavel Blinnikov    80,000        80,000           Nil           Nil
Lermontova St, 333V-65
Irkutsk, Russia 664033

Artem Andreyev     80,000        80,000           Nil           Nil
Naberegnaya St, 38 Erbogachyon
Irkutskaya obl, Russia 666610

Roman Chernetskiy  80,000        80,000           Nil           Nil
Yadrinceva St, 14-55
Irkutsk, Russia 664009

Chandkiran Sharma  80,000        80,000           Nil           Nil
Koniva St, 50-35
Irkutsk, Russia 664043

Elena Syrovatskaya 80,000        80,000           Nil           Nil
Pervomaysky m/on, 18A-39
Irkutsk, Russia 664058

Anastasia Kulebyakina 80,000     80,000           Nil           Nil
4th Zheleznodorozhnaya, 23A-4
Irkutsk, Russia 664003

Irina Samigullina  80,000        80,000           Nil           Nil
Pervomaysky m/on, 21-11
Irkutsk, Russia 664058

                                 Total Number
                                 Of Shares To     Total Shares  Percent
                                 Be Offered For   Owned Upon    Owned Upon
                   Shares Owned  Selling          Completion    Completion
Name of Selling    Prior To This Shareholder      Of This       Of This
Stockholder        Offering      Account          Offering      Offering
-------------------------------------------------------------------------------

Olga Deshina       80,000        80,000           Nil           Nil
Zhukova St, 112-9
Irkutsk, Russia 664057

Maisa Magerramova  80,000        80,000           Nil           Nil
Krasnyh-Madyaz St, 105-22
Irkutsk, Russia 664047

Igor Lyakutin      80,000        80,000           Nil           Nil
Baikalskaya St, 310A-92
Irkutsk, Russia 664050

Alexander Gilev    80,000        80,000           Nil           Nil
Lisina St, 44-26
Irkutsk, Russia 664009

Liudmila Loginova  80,000        80,000           Nil           Nil
Deputatskaya St, 15-79
Irkutsk, Russia 664047

Ivan Krikun        80,000        80,000           Nil           Nil
Krasnokazachya St, 10B-79
Irkutsk, Russia 664007

Olga Emelyanova    80,000        80,000           Nil           Nil
Akademicheskaya St, 24-78
Irkutsk, Russia 664054

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold. The percentages are based on 5,240,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                              PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we plan to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market maker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase,as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.Brokers or dealers who acquire shares as principals may thereafter esell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders,however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish  each  broker or dealer  through  which common stock may be offered,
such copies of this   prospectus,  as  amended  from  time  to time,  as may be
required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 564 Wedge Lane, Fernley, Nevada, 89408.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR               AGE
-----------------------       -----
Alexander Dannikov             26


EXECUTIVE OFFICERS:

NAME OF OFFICER                AGE           OFFICES
---------------------         -----          -------
Alexander Dannikov             26            President, Chief
                                             Executive Officer,
                                             Secretary, Treasurer,
                                             And Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years:

Mr. Dannikov has acted as our sole director and officer since our incorporation on December 13, 2006. Since November 2006, Mr. Dannikov has worked as General Manager of Irkut Corporation, a private company that sells building materials in Russia and abroad. From January 2005 to November 2006, Mr.Dannikov has worked for Avalon Video company as Assistant Director where he was involved in marketing, recruiting, staff training, performing supervisory functions, monitoring service quality and employee performance. Since August 2001, Mr. Dannikov was initially employed as a manager for Hoztorg, a wholesale company involved in distributing household goods in the Irkutsk region where he was responsible for organizing cargo transportation, wholesale and retail trade. He became a director of the company in June 2003. From June 2003 to January 2005, when Mr. Dannikov acted as a director of Hoztorg, his responsibilities were business
administration,   staff  management,  and customer relations and marketing.

Mr. Dannikov, graduated with a Bachelor of Social Sciences Degree in regional studies from Irkutsk State University in June 2003. His degree specialization was "Administration of Territories (Siberian region)".

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EMPLOYEES

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS
-------------------------------------------------------------------------------

COMMON        Alexander Dannikov                3,000,000      57.25%
STOCK         President, Chief
              Executive Officer, Treasurer,
              Secretary And Director
              Utkina Street, 26-10
              Irkutsk, Russia 664007

COMMON        All officers and directors        3,000,000      57.25%
STOCK         as a group that consists of        shares
              one person

The percent of class is based on 5,240,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL COLLEAGUES

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of July 6, 2007, there were 5,240,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued,outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Daniel C.Masters, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by RBSM , LLP our independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 13, 2006 under the laws of the state of Nevada. On that date, Alexander Dannikov was appointed as our director. As well, Mr. Dannikov was appointed as our president, chief executive officer, treasurer and secretary.

                            DESCRIPTION OF BUSINESS

LAMINATE FLOORING PRODUCTS

Laminate flooring is a relatively new building material product invented in Sweden in the early 1980's. Laminate flooring now controls approximately a 10% market share of the flooring product market, which is expanding due to the product's durability and ecological compatibility.

Laminate flooring is versatile,durable, attractive flooring with the appearance of a hardwood floor. Although laminate flooring looks like wood flooring, there is actually no solid wood used in its construction. Laminate floors are made up of several materials bonded together under high pressure. Most laminate flooring consists of a moisture resistant layer under a layer of HDF (high density fiberboard). This is covered with a high-resolution photographic image of natural wood flooring. It is then finished with an extremely hard, clear coating made from special resin-coated cellulose to protect the laminate flooring. Laminate flooring is perfect for anyone wanting a durable floor for a fraction of the price and installation time of a hardwood floor, but with the attractiveness of real hardwood. Its construction also makes laminate flooring more environmentally friendly as it uses less wood in its production and makes more efficient use of wood fiber.

Both laminate flooring and hardwood flooring can beautify a home. While hardwood is often thought to be a superior choice, there are several advantages to laminate flooring. Distinct differences between the two types of flooring often make laminate flooring a more attractive alternative. Solid hardwood of any thickness (most is 3/8" to 3/4") should be installed only above grade. Laminate flooring can be installed above or below grade. Some hardwood flooring is engineered, meaning that instead of solid hardwood, it is made of several wood layers with a hardwood veneer. Laminate flooring, usually 7mm to 8mm (5/16" to 3/8") thick, is also made of several layers. These are laminated together for stability and strength. The top surface of laminate flooring is a "photograph" of hardwood. High quality "photographs" faithfully reproduce the grain and color of natural hardwood and the surfaces on quality laminate flooring closely resemble real wood. Although many people insist on hardwood flooring, laminates are long lasting, durable, and affordable and`quickly becoming one of the most popular types of flooring.

One obvious advantage is price; laminate flooring is typically half the cost of traditional hardwood flooring. Sometimes the savings are even greater, depending on the types of flooring in question. Additionally, laminate flooring is designed to be easy to install and is generally a good choice for the "do-it-yourselve" market, where solid hardwood installation requires a higher level of expertise. Installing laminate does not involve nails. More recently the use of glue has been eliminated from the installation process in many cases. As a result laminate flooring can be installed fairly quickly and inexpensively. Laminate flooring is generally designed to be scratch-resistant and fade resistant, two areas where solid hardwood flooring is known to be more vulner-able.

The Association of European Producers of Laminate Flooring has adopted standardized measures of hardness known as AC Hardness ratings. The AC measure scale rates laminate flooring based on factors including abrasion resistance, impact resistance, resistance to staining and cigarette burns, and thickness swelling along edges. If laminate flooring cannot meet the requirements for each of these ratings, approval for a given AC rating will be denied. We plan to market and distribute laminate flooring with an A5 hardness rating. This is the highest rate of hardness and can withstand the traffic of heavy commercial areas such as department stores and public buildings.

We intend to commence business operations by marketing and distributing laminate flooring throughout North America. We were formed as a corporation pursuant to the laws of Nevada on December 13, 2006. To date, we have primarily been involved in organizational activities, the execution of a distribution agreement with our product supplier and initial marketing of laminate flooring.

AGREEMENT WITH OUR SUPPLIER

Our sole supplier, Bossco-Laminate Co., Ltd. ("Bossco") is a manufacturer and distributor of certain wood flooring products in Russia. We are in the business of marketing and distributing items to distributors, retail stores in the building products industry, contractors and homebuilders.

By a Marketing and Sales Distribution Agreement dated March 9, 2007, Bossco has agreed to manufacture certain types of laminate flooring products and fulfill our written purchase orders for these products in a timely manner. Bossco has agreed to manufacture and supply polish and relief surface laminate flooring with the dimensions of 1200 x 300 x 8 millimeters. We will pay Bossco $12 per each square meter of polish surface laminate and $12.5 per each square meter of relief surface laminate.

The agreement with Bossco contains the following additional material terms:

1. We and our assigns may use the marketing information that Bossco provides us in all of our marketing and distribution efforts to sell the laminate flooring products. We agree not to make any marketing claim in regard to the products that are not supported by the information supplied by Bossco.

2. From time to time, Bossco can make reasonable adjustment to the price of the laminate flooring products by giving us written notification of such product price amendments.

3. Although Bossco's price list acts as a guide for purchases made by us, both parties may negotiate discounts on any singular product purchase order provided to Bossco, including the purchase of laminate flooring from a manufacturing overrun situation.

4. We agree  to pay  the price of product purchases by letter of credit or wire
transfer prior to  product  shipment.   We are also responsible for all related
shipping costs, unless other arrangements have been expressly made.

5. The agreement can be terminated upon 60 days' written notice by either party. Notwithstanding this provision, we or our assigns will be permitted to sell, market, and distribute all laminate flooring products that have been ordered from Bossco, or are in our or our assigns' possession at termination.

6. There are no set minimum quota requirements for product sales under the agreement in the first year. Bossco will be obligated to assist in the completion of each sales order on a case-by-base basis, regardless of quantity. Following the first year of the agreement, both parties will review sales activities during the prior year and review this provision of the agreement.

SALES AND MARKETING STRATEGY

We intend to rely on sales representatives to market our laminate flooring products. Initially, our director, Alexander Dannikov will market our product. We intend to focus on direct marketing efforts whereby our representative will directly contact:

* distributors that are responsible for marketing and selling flooring to flooring stores;

*   retail outlets such as department and home restoration stores; and

*   contractors and homebuilders.

These distributors, stores, contractors and homebuilders will be asked to sell our products to consumers. We will provide them with flooring inventory at wholesale prices. They will then sell them to consumers at retail prices, which are typically 20% higher.

We intend to contact as many contractors, homebuilders, retail chains and flooring stores as we can in order to market our laminate flooring. We initially intend to focus our marketing efforts on larger home restoration stores that have a high volume of customer traffic.

SHARE OF MARKET

Our expected share of the flooring market is difficult to determine given that most flooring distributors are private businesses that have no duty to publicly disclose their revenue, and flooring market is highly competitive. However, we believe that due to the vast size of this market in North America, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

OVERVIEW

Since inception on December 13, 2006 through March 31, 2007, we have sustained cumulative net losses of $390. Our losses have resulted from general and administrative expenses. From inception through March 31, 2006, we have not generated any revenue from operations. We expect to incur additional losses in developing our plan of operations. We have no liabilities and has sufficient cash to operate for more than one year at the current expenditure rate.

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, a nd general economic conditions specific to our industry.

We will rely upon the stability of the North American retail sales market for the success of our business plan. Future downturns in new residential construction and home improvement activity may result in intense price competition among building materials suppliers, which may adversely affect our intended business.

Our products are used principally in new residential construction and in home improvement, remodeling and repair work. The residential building materials distribution industry is characterized by its substantial size, its highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into two categories: (1) new construction and (2) home repair and remodeling. We intend to sell to customers in both categories.

Residential construction activity for both new construction and repair and remodeling is closely linked to a variety of factors affected by general economic conditions, including employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence.

The residential building materials distribution industry has undergone significant changes over the last three decades. Prior to the 1970s,residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional builder. These dealers generally purchased their products from wholesale distributors and sold building products directly to homeowners, contractors and homebuilders. In the late 1970's and 1980's, substantial changes began to occur in the retail distribution of building products. The introduction of the mass retail, big box format by The Home Depot began to alter this distribution channel, particularly in metropolitan markets. They began to alter this distribution channel by selling a broad range of competitively priced building materials to the homeowner and small home improvement contractor.

Our plan of operation for the twelve months following the date of this prospectus is to enter into sub-distribution agreements with flooring distrib-utors, retail stores, contractors and homebuilders, providing for the sale of our laminate flooring.

We intend to develop our retail network by initially focusing our marketing efforts on larger chain stores that sell various types of flooring, such as Home Depot. These businesses sell more flooring, have a greater budget for in-stock inventory and tend to purchase a more diverse assortment of flooring. By late 2007 and 2008, we intend to start negotiation with contractors and homebuilders and anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus is limited to the sale of flooring. Any relationship we arrange with retailers for the wholesale distribution of our flooring will be non-exclusive. Accordingly, we will compete with other flooring vendors for positioning of our products in retail space.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission based upon laminate flooring sales they arrange. We expect to pay each sales person 10% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs:                            $20,000
General administrative costs:               $10,000

Total:                                      $30,000

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

PRODUCT RESEARCH AND DEVELOPMENT

We do not anticipate incurring any material costs in connection with product research and development activities during the next twelve months.

ACQUISITION OF PLANT AND EQUIPMENT AND OTHER ASSETS

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES

From our inception through the period ended March 31, 2007, we have principally relied on the services of our sole Director, Alexander Dannikov. We currently have no full time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2007, the Company had working capital of $ 25,510. From our inception on December 13, 2006 to March 31, 2007, we generated operating cash flow of $ 102. The Company has been financed through the private placement of our common stock of $ 25,400. As of March 31, 2007, the Company has no debt and $ 492 in recurring normal accounts payable.


While we have sufficient funds on hand to commence business operations,our cash reserves are not sufficient to meet our obligations for the next twelve-month period.As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate laminate flooring sales. We expect to accomplish this by securing a significant number of agreements with contractors, homebuilders, large and small retailers, and by retaining suitable salespersons with experience in the retail sales sector.

RESULTS OF OPERATIONS FOR PERIOD ENDING MARCH 31, 2007

We did not earn any revenue during the period from our inception on December 13, 2006 to March 31, 2007. We do not anticipate earning significant revenues until such time as we have entered into regular product selling to distributors, stores, contractors and homebuilders.

We incurred operating expenses in the amount of $390 for the period from our inception on December 13, 2006 to March 31, 2007. These operating expenses were comprised of bank charges of $390.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

INFLATION

It is our opinion that inflation has not had a material effect on our operations.

                            DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property. Our president, Mr. Alexander Dannikov, provides us with office space and related office services free of charge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our promoter, Alexander Dannikov; and
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a liquid public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement, we  have  29  registered
shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after March 7,2008 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,400, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on December 13, 2006 to the date of this registration statement.

                              ANNUAL COMPENSATION

                                   OTHER  RESTRICTED OPTIONS
                                   ANNUAL STOCK      * SARS  /LTIP   OTHER
 NAME      TITLE YEAR SALARY BONUS COMP.  (#)        ($)     PAYOUTS COMP.
---------------------------------------------------------------------------

---------------------------------------------------------------------------
 Alexander Pres, 2006 $0     0     0      0          0       0       0
 Dannikov  CEO
           Sec &
           Dir

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Dannikov. We do not pay him any amount for acting as the president and a director.

                              BOSCO FLOORING, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2007

                         INDEX TO FINANCIAL STATEMENTS


TABLE OF CONTENTS                                                      PAGE


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                 F-1

BALANCE SHEET AS OF MARCH 31, 2007                                      F-2

STATEMENT OF LOSSES FOR THE PERIOD DECEMBER 13, 2006
(DATE OF INCEPTION) TO MARCH 31, 2007                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD
DECEMBER 13, 2006 (DATE OF INCEPTION) TO MARCH 31, 2007                 F-4

STATEMENT OF CASH FLOWS FOR THE PERIOD DECEMBER 13, 2006
(DATE OF INCEPTION) TO MARCH 31, 2007                                   F-5


NOTES TO THE FINANCIAL STATEMENTS                                       F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Board of Directors
Bosco Flooring, Inc.



      We have audited the accompanying balance sheet of BOSCO FLOORING, INC. (a development stage company) as of March 31, 2007, and the related statement of losses, stockholder's equity and cash flows for period December 13, 2006 (date of inception) through March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
on our audits.

      We have conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bosco Flooring, Inc. (a development stage company) at March 31, 2007 and the results of its operations and its cash flows for the period December 13, 2006 (date of inception) through March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.




      .                                            /s/ RBSM LLP
NEW YORK, NEW YORK
MAY 25, 2007

                                     BOSCO FLOORING, INC.
                                (A DEVELOPMENT STAGE COMPANY)
                                        BALANCE SHEET


                                            ASSETS

                                                                       MARCH 31
                                                                         2007
CURRENT ASSETS
          Cash                                                       $   25,502

TOTAL ASSETS                                                         $   25,502


                             LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
          Accounts payable and accrued liabilities                   $      492

          TOTAL CURRENT LIABILITIES                                         492


STOCKHOLDERS' EQUITY
          Capital stock
             Common stock, $0.001par value,75,000,000 shares authorized;
             5,240,000 shares issued and outstanding.                     5,240

          Additional paid-in-capital                                     20,160
          Deficit accumulated during the development stage                (390)

TOTAL STOCKHOLDERS' EQUITY                                               25,010

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $   25,502















     See accompanying notes an integral part of these financial statements
                                      F-2

                                   BOSCO FLOORING, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF LOSSES











                                                    FOR THE PERIOD DECEMBER 13,
                                                    2006 (DATE OF INCEPTION) TO
                                                          MARCH 31, 2007

            Bank charges and interest                       $               390


Net loss                                                    $             (390)


LOSS PER SHARE - BASIC AND DILUTED                          $            (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                  5,240,000
























     See accompanying notes an integral part of these financial statements
                                      F-3

                                  BOSCO FLOORING, INC.
                             (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF STOCKHOLDERS' EQUITY
        FOR  THE PERIOD DECEMBER 13, 2006 (DATE OF INCEPTION) TO MARCH 31, 2007






	          NUMBER OF           ADDITIONAL    DEFICIT
	          COMMON     AMOUNT   PAID-IN-      ACCUMULATED
                  SHARES              CAPITAL       DURING DEVELOPMENT    TOTAL
                                                    STAGE

March 31, 2007
Subscribed for cash at $0.001

	          3,000,000  $3,000  $   -          $      -        $     3,000

March 31, 2007
Subscribed for cash at $0.001

                  2,240,000   2,240   20,160               -             22,400

Net loss                  -       -        -             (390)            (390)


Balance as of March 31, 2007

                  5,240,000  $5,240   $20,160        $   (390)       $   25,010






























     See accompanying notes an integral part of these financial statements
                                      F-4

                                  BOSCO FLOORING, INC.
                             (A DEVELOPMENT STAGE COMPANY)
                                STATEMENT OF CASH FLOWS










                                                          FOR THE PERIOD
                                                            DECEMBER 13
                                                    2006 (DATE OF INCEPTION) TO
                                                          MARCH 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                           $                (390)
      Adjustments to reconcile net loss to net cash
         Accounts payable and accrued liabilities                           492

      Net cash provided by operating activities                             102

CASH FLOWS FROM FINANCING ACTIVITIES
      Sale of common stock                                               25,400

      Net cash provided by financing activities                          25,400

      Net increase in cash and equivalents                               25,502

      Cash and equivalents at beginning of the period                         -

      Cash and equivalents at end of the period            $             25,502


SUPPLEMENTAL CASH FLOW INFORMATION:

      Cash paid for:

      Interest                                             $                  -

      Taxes                                                $                  -










     See accompanying notes an integral part of these financial statements
                                      F-6

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007




1. BUSINESS AND BASIS OF PRESENTATION

Bosco Flooring, Inc. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on December 13, 2006. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily devoted marketing and distributing laminate flooring to the wholesale and retail markets throughout North America.. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, December 13, 2006 through March 31, 2007 the Company has accumulated losses of $390.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash equivalents
For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation",foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the hort maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs
Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share
The Company computes loss per share in accordance with SFAS No. 128,"Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Long-Lived Assets
The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted nability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development
The Company accounts for research and development costs in accordance with the Financial Accounting tandards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense
as  incurred.    Accordingly,  internal  research  and  development costs are
expensed as incurred.    Third-party  research  and  developments  costs  are
expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from December 13, 2006 (date of inception) to March 31, 2007.

Concentrations of Credit Risk
Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at March 31, 2007.

Revenue Recognition
The Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists;
(2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

From the date of inception through March 31, 2007, the Company has not generated any revenue to date.

Advertising
The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended March 31, 2007.

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity
As shown in the accompanying financial statements, the Company has incurred a net loss of $390 for the period ended March 31, 2007. As of March 31, 2007, the Company's has excess of current assets over its current liabilities by $25,010, with cash and cash equivalents representing $25,502.

Stock-based Compensation
In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the period beginning December 13, 2006. The Company did not record any compensation expense in the year of 2007 because there were no stock options outstanding prior to the adoption or at March 31, 2007.

Recent Accounting Pronouncements
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes.
SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

                              BOSCO FLOORING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.


3. COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year March 31, 2007, the Company issued 5,240,000 shares of common stock for total cash proceeds of $25,400. At March 31, 2007 there were no outstanding stock options or warrants.


4. INCOME TAXES

As of March 31, 2007, the Company had net operating loss carry forwards of approximately $390 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards


5. MARKETING AND SALES DISTRIBUTION AGREEMENT

The Company entered into a Marketing and Sales Distribution Agreement with Bossco-Laminate Co. to market and distributes the laminate flooring products in North America.

                    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified s provided by the Nevada Revised Statutes and our bylaws.

Under   the  NRS,  director  immunity  from  liability  to  a  company  or  its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

        (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

        (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

        (3) a transaction from which the director derived an Improper personal profit; and

        (4)            willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in onnection with any proceeding (or part thereof) initiated by such person unless:


        (1) such indemnification is expressly required to be made by law;

        (2)            the proceeding was authorized by our Board of Directors;

        (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

        (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses ncurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws orotherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable,or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

 Securities and Exchange Commission registration fee  $          2.40
 Transfer Agent Fees                                  $      3,000.00
 Accounting fees and expenses                         $      7,000.00
 Legal fees and expenses                              $      4,000.00
 Edgar filing fees                                    $      1,000.00
                                                     --   -----------

 Total                                                $     15,002.40
                                                          ===========

All  amounts  are  estimates  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share on March 7, 2007. The total amount received from this offering was $3,000. We completed this offering pursuant to Regulation S of the Securities Act. These 3,000,000 shares were issued Alexander Dannikov, our president, chief executive officer, treasurer, secretary and sole director.

We completed an offering of 2,240,000 shares of our common stock at a price of $0.01 per share to a total of 28 purchasers on March 28, 2007. The total amount received from this offering was $22,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

      Name of Subscriber                     Number of Shares

      Vitaliy Vasyuk                         80,000
      Pavel Petrzhikovskiy                   80,000
      Yelena Lyakutina                       80,000
      Yevgeniy Kubyshev                      80,000
      Vladislav Prikhodko                    80,000
      Andrey Kryukov                         80,000
      Natalia Kryukova                       80,000
      Nikolay Padalets                       80,000
      Elizaveta Padalets                     80,000
      Oleg Lyakutin                          80,000
      Dmitry Perfilyev                       80,000
      Alexey Didenko                         80,000
      Irina Vysochina                        80,000
      Vladimir Vysochin                      80,000
      Pavel Blinnikov                        80,000
      Artem Andreyev                         80,000
      Roman Chernetskiy                      80,000
      Chandkiran Sharma                      80,000
      Elena Syrovatskaya                     80,000
      Anastasia Kulebyakina                  80,000
      Irina Samigullina                      80,000
      Olga Deshina                           80,000

      Maisa Magerramova                      80,000
      Igor Lyakutin                          80,000
      Alexander Gilev                        80,000
      Liudmila Loginova                      80,000
      Ivan Krikun                            80,000
      Olga Emelyanova                        80,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under

the Act, or pursuant to an available exemption    from registration; and agreed
not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS
Exhibit
Number         Description

 3.1           Articles of Incorporation
 3.2           Bylaws
 5.1           Legal opinion of Daniel C. Masters,  with Consent to Use
10.1           Distribution Agreement
23.1           Consent of RBSM, LLP

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if,in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

        (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

        (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

        (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

        (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irkutsk, Irkutsk Region, Russia, July 12, 2007.

                                      Bosco Flooring, Inc.

                                      By: /s/ Alexander Dannikov
                                      ------------------------------
                                      Alexander Dannikov, President, Chief
                                      Executive Officer, Treasurer,
                                      Secretary, principal accounting
                                      officer, principal financial
                                      officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY IN WHICH SIGNED              DATE

/s/ Alexander Dannikov   President, Chief Executive            July 12, 2007
----------------------   Officer, Secretary, Treasury,
Alexander Dannikov       principal financial officer
			 principal accounting officer
			 and Director